Exhibit 10.2

Execution Copy

AASTROM BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 9, 2012, by and among Aastrom Biosciences, Inc., a corporation organized under the laws of the State of Michigan (the “Company”), and each of the persons or entities listed on Exhibit A hereto (the “Purchasers”).

WHEREAS:

A.            In connection with the Securities Purchase Agreement, dated as of even date herewith, by and among the Company and the Purchasers (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Purchasers shares (the “Shares”) of the Company’s Series B-1 Convertible Preferred Stock, no par value per share (the “Preferred Stock”).

B.            To induce the Purchasers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1.     DEFINITIONS.

A.    As used in this Agreement, the following terms shall have the following meanings:

i.      “Common Stock” means shares of the Company’s common stock, no par value per share.

ii.     “Controlling Purchaser” means Eastern Capital Limited, a Cayman exempted company, and its successors and assigns.

iii.    “Purchasers” means the Purchasers and any transferees or assignees pursuant to Section 12 hereof.

iv.    “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act, or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the U.S. Securities and Exchange Commission (the “SEC”).

v.     “Registrable Securities” means (a) the shares of Common Stock issued or issuable upon the conversion of the Shares, the Exchange Shares or the Dividend Shares in

accordance with the terms of the Certificate of Designation (collectively, the “Conversion Shares”), and (b) any shares of capital stock issued or issuable, from time to time (with any adjustments), to any Purchaser by virtue of any stock split, stock dividend, recapitalization, merger, consolidation or similar event in respect of the Conversion Shares; provided, however, that shares of Common Stock that are Registrable Securities shall cease to be Registrable Securities upon the earliest of (A) the date and to the extent that such shares are permitted to be publicly sold without limitations pursuant to Rule 144(b)(1)(i) under the Securities Act; provided that a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the Securities Act, has elapsed since the later of the date such shares were acquired from the Company or an affiliate of the Company, (B) the date that such shares are sold (I) pursuant to a registration statement, (II) to or through a broker, dealer or underwriter in a public securities transaction and/or (III) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act such that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) any sale or transfer to any person or entity in violation of Section 12 of this Agreement.  Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares, even if such conversion has not been effected.

vi.    “Registration Statement” means a registration statement of the Company under the Securities Act covering the Registrable Securities.

B.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

2.     MANDATORY REGISTRATION.  The Company shall file with the SEC and use its reasonable best efforts to cause to become effective a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities), including the prospectus to be used in connection therewith, covering the resale of the Registrable Securities within one hundred twenty (120) days of receipt of a request from the Controlling Purchaser (the “Registration Deadline”).  No other Person shall be permitted to offer securities under the Registration Statement unless the Controlling Purchaser consents in writing, which consent will not be unreasonably withheld.  The Controlling Purchaser shall be entitled to specify the plan of distribution under any Registration Statement required by this Section 2, which may include one or more underwritten or similar Shelf Takedowns (as defined below).

3.     SHELF TAKEDOWNS.

A.    At any time following the date on which the Shares are converted to Common Stock, at the request of the Controlling Purchaser, the Company shall facilitate in the manner described in this Agreement a “takedown” sale from the Registration Statement (a “Shelf Takedown”), including, if requested by the Controlling Purchaser, an underwritten or similar Shelf Takedown, with respect to the number of Registrable Securities specified by the Controlling Purchaser.  The Controlling Purchaser shall be entitled to select the underwriter for any Shelf Takedown, if applicable, subject to the reasonable approval of the Company.

B.    The Company shall not be obligated to effect, or to take any action to effect, any underwritten or similar Shelf Takedown pursuant to Section 2 or Section 3 (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration statement, provided, that the Company is using its good faith reasonable best efforts to cause such registration statement to become effective as soon as practicable; (ii) after the Company has effected an aggregate of two underwritten or similar Shelf Takedowns pursuant to Section 2 of this Agreement; or (iii) if the Company has effected one (1) underwritten or similar Shelf Takedown pursuant to Section 2 of this Agreement within the twelve (12) month period immediately preceding the date of such request.

C.    No Shelf Takedown under this Section 3 shall relieve the Company of its obligation, if any, to effect sales of Registrable Securities pursuant to Section 4.

4.     PIGGYBACK OFFERINGS.

A.    At any time following the date on which the Shares are converted to Common Stock, subject to the other restrictions contained in this Section 4, if the Company proposes, other than pursuant to Section 3, to conduct or facilitate any offering (a “Piggyback Offering”) of any equity securities of the Company (collectively, “Other Securities”) for public sale under the Securities Act (whether proposed to be offered for sale by the Company or by any other Person), the Company shall use its reasonable best efforts to conduct such Piggyback Offering in a manner which would permit the inclusion of Registrable Securities in such Piggyback Offering and the Company will give prompt written notice, but in any event within ten (10) days of such proposed Piggyback Offering, (which notice shall specify the intended method or methods of disposition and the number and type of Other Securities proposed to be included in such Piggyback Offering) to the Controlling Purchaser of its intention to do so (such notice, an “Piggyback Notice”), and upon the written request of the Controlling Purchaser delivered to the Company within five (5) Business Days after the giving of any such notice (which request shall specify the number of Registrable Securities requested to be disposed of by Purchasers), the Company shall use its reasonable best efforts to cause to be included in such Piggyback Offering of Other Securities, such Registrable Securities requested by the Controlling Purchaser to be included in such Piggyback Offering; provided, however, that:

i.      if, at any time after giving such written notice of its intention to conduct or facilitate a Piggyback Offering and prior to the date of the final prospectus in respect of a Piggyback Offering, the Company shall determine for any reason not to conduct or facilitate the Piggyback Offering, the Company may, at its election, give written notice of such determination to the Controlling Purchaser, if the Controlling Purchaser requested the inclusion of Registrable Securities in such Piggyback Offering, and thereupon the Company shall be relieved of its obligation to include the Registrable Securities in the Piggyback Offering (but not from its obligation to pay registration expenses in accordance with Section 7 of this Agreement to the extent incurred in connection therewith);

ii.     the Company will not be required to include any Registrable Securities in any Piggyback Offering pursuant to this Section 4 if the Company shall have been advised by the managing underwriter for the offering that, in such firm’s good faith opinion, the inclusion of

Registrable Securities in such offering at that time may interfere with an orderly sale and distribution of the Other Securities being sold in such offering or materially and adversely affect the price of such Other Securities; provided, however, that if an offering of some but not all of the Registrable Securities requested to be included by the Controlling Purchaser and securities of all other Persons having rights to include securities held by them in such offering would not adversely affect the distribution or price of the securities to be sold in the offering in the good faith opinion of such firm, then the Company will include in such offering: first, the Other Securities to be offered for the Company’s account and pursuant to demands of other stockholders, second, the Registrable Securities of the Purchasers as well as all other shares of Common Stock of third party stockholders that are entitled to participate in the offering under other registration rights agreements, allocated pro rata among the Registrable Securities of the Purchasers and the shares of Common Stock held by such third parties based on the number of shares of Common Stock that the Purchasers and third party stockholders have elected to include in such offering as of the date of the Piggyback Notice and third, all Other Securities requested to be included in such Piggyback Offering; and

iii.    the Company shall not be required to give notice of, or effect any Piggyback Offering of Registrable Securities under this Section 4 incidental to, the offering of any of its securities in connection with mergers, consolidations, acquisitions, exchange offers, subscription offers, dividend reinvestment plans, stock options or other employee benefit or compensation plans or any offering pursuant to that certain At Market Issuance Sales Agreement, dated June 16, 2011, by and between the Company and McNicoll, Lewis & Vlak LLC.

B.    No inclusion of Registrable Securities in any Piggyback Offering under this Section 4 shall relieve the Company of its obligations (if any) to effect the registration of Registrable Securities or facilitate a Shelf Takedown pursuant to Sections 2 and 3.

C.    The Controlling Purchaser agrees, in the case of a Piggyback Offering, to consider in good faith any reasonable request by the managing underwriter of such Piggyback Offering that the Controlling Purchaser enter into a reasonable and customary lock up with respect to the of capital stock of the Company held by the Controlling Purchaser.

5.     OBLIGATIONS OF THE COMPANY; COVENANTS; ACKNOWLEDGEMENTS.

In connection with the Registration or offering of Registrable Securities, the Company shall have the following obligations:

A.    The Company shall prepare and file with the SEC one or more Registration Statements within the time periods specified herein, and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable and to remain continuously effective under the Securities Act until such time as all securities covered thereby are no longer Registrable Securities (the “Registration Period”).  For the avoidance of doubt, if a Registration Statement covering the resale of Registrable Securities ceases to be effective at any time, the Company shall immediately file a new Registration Statement and cause such Registration Statement to be declared effective and remain continuously effective;

B.    The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective pursuant to Rule 415 during the Registration Period, and, during such period, comply with the provisions of the Securities Act in order to enable the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

C.    In connection with the effectiveness of the Registration Statement, the Company shall furnish to each Purchaser whose Registrable Securities are included in the Registration Statement within three Trading Days of the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective; and such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser;

D.    Within a reasonable time prior to the filing of any Registration Statement, any prospectus, any amendment to a Registration Statement, amendment or supplement to a prospectus or any free writing prospectus, the Company shall provide copies of such documents to the Purchasers of the Registrable Securities being sold and to the underwriter or underwriters of an underwritten offering, if applicable, and to underwriter’s counsel; and fairly consider such reasonable changes in any such documents prior to the filing thereof as a Purchaser or the underwriter or underwriters may request;

E.    The Company shall comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during the Registration Period;

F.     The Company shall use its reasonable best efforts to (i) register and qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions in the United States as each Purchaser who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(F), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

G.    The Company shall notify each Purchaser who holds Registrable Securities of the time when a supplement to any prospectus forming a part of such Registration Statement has been filed and of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus.  If the Company has delivered a Prospectus and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify each Purchaser who holds Registrable Securities and, if requested, such Purchasers shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company.  The Company shall promptly provide the Purchasers with revised prospectuses and, following receipt of the revised prospectuses, the Purchasers shall be free to resume making offers of the Registrable Securities.

H.    The Company shall provide a transfer agent and registrar, which may be a single entity, and CUSIP number for the Registrable Securities not later than the effective date of the Registration Statement.

I.     The Company shall cooperate with the Purchasers and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be offered pursuant to the Registration Statement and not bearing any restrictive legends, and enable such certificates to be in such denominations or amounts and registered in such names as the Purchasers or the sole underwriter or managing underwriter of an underwritten offering of shares, if any, may reasonably request.

J.     At the reasonable request of the Purchasers holding a majority of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

K.    The Company agrees that if a Purchaser advises the Company that such Purchaser believes (based on the advice of such Purchaser’s legal counsel) that it could reasonably be deemed to be an “underwriter” as defined in Section 2(a)(11) of the Securities Act in connection with the Registration Statement in respect of any registration of Registrable Securities pursuant to this Agreement, and any amendment or supplement thereof (any such Registration Statement or amendment or supplement a “Underwriter Registration Statement”), then the Company will cooperate with Purchasers in allowing Purchasers to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof.  In addition, at the Controlling Purchaser’s request, the Company will furnish to the Purchasers, on the date of the effectiveness of any Underwriter Registration Statement and thereafter from time to time on such dates as the Controlling Purchaser may reasonably request, (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchasers, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to the Purchasers.  The Company will also permit legal counsel to the Controlling Purchaser to review and comment upon any such

Underwriter Registration Statement at least five Business Days prior to its filing with the SEC and all amendments and supplements to any such Underwriter Registration Statement within a reasonable time period prior to their filing with the SEC and not file any Underwriter Registration Statement or amendment or supplement thereto in a form to which the Controlling Purchaser’s legal counsel reasonably objects.

L.    The Company shall use its reasonable best efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or trading system on which similar securities issued by the Company are then listed.

M.   The Company shall use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

N.    The Company shall enter into such agreements and take such other appropriate actions as are customary and reasonably necessary to expedite or facilitate the disposition of such Registrable Securities (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein and including provisions with respect to a lock up by the Company of up to ninety (90) days), and in that regard, deliver to the Purchasers such documents and certificates as may be reasonably requested by any Purchaser of the Registrable Securities being sold or, as applicable, the managing underwriters, to evidence the Company’s compliance with this Agreement including, without limitation, using its reasonable efforts to cause its independent accountants to deliver to the Company (and to the Purchasers selling Registrable Securities in any offering) an accountants’ comfort letter substantially similar to that in scope delivered in an underwritten public offering and covering audited and interim financial statements included in the registration statement or, if such letter can not be obtained through the exercise of the Company’s reasonable efforts, cause its independent accountants to deliver to the Company (and to the Purchasers of Registrable Securities being sold in any offering) a comfort letter based on negotiated procedures providing comfort with respect to the Company’s financial statements included or incorporated by reference in the registration statement at the highest level permitted to be given by such accountants under the then applicable standards of the Association of Independent Certified Accountants with respect to such registration statement. In addition, the Company shall furnish to the Purchasers an opinion of counsel in substance and scope to that customarily delivered to underwriters in public offerings, including a standard “10b-5” opinion for such offering.

O.    The Company covenants and agrees not to effect any public sale or distribution of equity securities of the Company during the thirty (30) day period prior to, and during the sixty (60) day period following, the consummation of an underwritten offering in which Purchasers are participating pursuant to Section 3 hereof, or such other period as the managing underwriter may require, except pursuant to registrations on Form S-4, Form S-8 or any successor form for the registration of securities issued or to be issued in connection with a merger, acquisition or employee benefit plan.

P.             The Company represents and warrants to the Purchasers that the Company has not granted any other Person registration rights, which registration rights have not yet been exercised.  The Company covenants and agrees not to enter into any other registration rights agreement after the date hereof that contains registration rights in favor of a third party unless such third party’s registrations rights were limited to the right to include securities in any registration on a subordinate basis after all Purchasers have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include, provided, however, that the Company may enter into agreements with third parties that grant such third party registration rights that are limited to the right to include securities in any registration on a pari passu basis with the registration rights of the Purchasers hereunder with the written consent of the Purchasers holding a majority of the then outstanding Registrable Securities, which consent shall not be unreasonably withheld, delayed or conditioned.

6.     OBLIGATIONS OF THE PURCHASERS.  In connection with the registration of the Registrable Securities, the Purchasers shall have the following obligations:

A.    It shall be a condition precedent to the obligations of the Company under Sections 4 and 5 with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.  At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Purchaser of the information the Company requires from each such Purchaser.

B.    Each Purchaser, by such Purchaser’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from such Registration Statement.

C.    Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 5(G) or 11, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Sections 5(G) or 11.

7.     EXPENSES OF REGISTRATION.  All reasonable expenses incurred by the Company or the Purchasers in connection with registrations, filings or qualifications pursuant to Sections 2, 3, 4 and 5 above, including, without limitation, all registration, listing, filing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel selected by the Purchasers, such fees and disbursements for Purchaser’s counsel not to exceed $25,000 in the aggregate, shall be borne by the Company, excluding underwriting discounts, selling commissions and similar costs (which underwriting discounts, selling commissions and similar costs shall be borne by the Purchasers pro rata on the basis of the number of Registrable Securities registered on their behalf), provided, however, that the Purchasers shall reimburse the Company for the fees and disbursements of counsel for the Company that exceed $100,000 in the aggregate in connection with underwritten registrations and Shelf Takedowns pursuant to Section 2 and 3 of this Agreement.

8.     INDEMNIFICATION.  In the event any Registrable Securities are included in a Registration Statement under this Agreement:

A.    To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Purchaser who holds such Registrable Securities, and (ii) the directors, officers, partners, members, employees and agents of such Purchaser and each person who controls any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any, (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon:  (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any document incorporated by reference therein or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii), collectively, “Violations”).  Subject to the restrictions set forth in Section 8(C) with respect to the number of legal counsel, the Company shall reimburse the Purchasers and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the obligations of the Company contained in this Section 8(A):  (i) shall not apply to a Claim arising out of or based upon (A) a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto, (B) the failure of a Purchaser to comply with Section 6(C) or (C) the use by a Purchaser in connection with any sale or sales of Registrable Securities of a prospectus containing any untrue statement or omission of a material fact following notification by the Company that such prospectus contains an untrue statement or omission of a material fact and receipt by the Purchaser of a corrected prospectus; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 12 hereof.

B.    Each Purchaser who holds such Registrable Securities agrees severally and not jointly to indemnify, hold harmless and defend, the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case if and to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and subject to Section 8(C) such Purchaser will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that (I) the obligations of a Purchaser contained in this Section 8(B) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, and (II) the Purchaser shall be liable under this Agreement (including this Section 8(B) and Section 9) for only that amount as does not exceed the gross proceeds actually received by such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 12 hereof.

C.    Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 8 of notice of the threat or commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines, based upon the reasonable opinion of counsel, that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party.  The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Purchasers holding a majority of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Purchasers if it holds Registrable Securities included in such Registration Statement), if the Purchasers are entitled to indemnification hereunder, or by the Company, if the

Company is entitled to indemnification hereunder, as applicable.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 8, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.

D.    The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim.

E.    No indemnifying party shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement which does not include the giving by the claimant to such Indemnified Party a release from all liability in respect to such claim or litigation.

9.    CONTRIBUTION.  To the extent any indemnification by an indemnifying party required by the terms of this Agreement is prohibited or limited by law, the indemnifying party, in lieu of indemnifying the Indemnified Party, agrees to contribute with respect to any amounts for which it would otherwise be liable under Section 8 up to the amount paid or payable by the indemnifying party as a result of the Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Person or Indemnified Party, as the case may be, on the other hand, with respect to the Violation giving rise to the applicable Claim; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 8, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the amount of gross proceeds received by such seller from the sale of such Registrable Securities.  The relative fault of the Company and the Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

10.  REPORTS UNDER THE EXCHANGE ACT.  With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit each Purchaser to sell securities of the Company to the public without registration (“Rule 144”), so long as such Purchaser holds Registrable Securities, the Company agrees to:

i.      make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times from and after the date of this Agreement;

ii.     file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required by the applicable provisions of Rule 144, at all times from and after the date of this Agreement; and

iii.    furnish to each Purchaser so long as such Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities under Rule 144 without registration.

11.  SUSPENSION OF USE OF PROSPECTUS.  The Company may, by written notice to the Purchasers, (i) delay the filing of, or effectiveness of, the Registration Statement; or (ii) suspend the Registration Statement after effectiveness and require that the Purchasers immediately cease sales of Registrable Securities pursuant to the Registration Statement, if (a) the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement would result in a Violation and (b) the Company shall furnish to the Purchasers a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would have a material adverse effect on the Company (which for this purpose shall include a material adverse effect on a pending transaction) to disclose such material nonpublic information or events in the prospectus included in the registration statement (a “Suspension”).  The Company shall not disclose such information or events to any Purchaser.  If the Company requires the Purchasers to cease sales of Registrable Securities pursuant to a Suspension, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of the Registration Statement and/or give written notice to the Purchasers authorizing them to resume sales pursuant to the Registration Statement.  If, as a result thereof, the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to the Purchasers given pursuant hereto, and the Purchasers shall make no offers or sales of Registrable Securities pursuant to the Registration Statement other than by means of such revised prospectus.  Notwithstanding anything to the contrary contained in this Agreement, the Company shall not cause a Suspension on more than two occasions during any twelve (12) month period or for more than thirty (30) days per such occasion.

12.  ASSIGNMENT OF REGISTRATION RIGHTS.  The rights of the Purchasers hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Purchaser if to (i) an affiliate of a Purchaser (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) (a “Purchaser Affiliate”); (ii) an Immediate Family Member of a Purchaser or a Purchaser Affiliate or custodian or trustee for the benefit of a Purchaser or a Purchaser Affiliate or one or more of such Purchaser’s or Purchaser Affiliate’s Immediate Family Members; (iii) a transferee pursuant to any transfer by such Purchaser for bona fide estate planning purposes, either during such Purchaser’s lifetime or on death by gift, will or intestate succession or (iv) a single transferee of all or substantially all of the Registrable Securities purchased by the Purchaser pursuant to the Securities Purchase Agreement if:  (i) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, (b) the manner in which the transferee or assignee acquired Registrable Securities from the Purchaser and (c) the securities with respect to which such registration rights are being transferred or assigned, (ii) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (iii) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, as applicable.  Any transfer or assignment in accordance with this Section 12 shall be recorded on the books and records of the Company and the Company shall take such other measures as are necessary to update the record owner with the Company’s transfer agent or registrar.  For purposes of this Agreement, an “Immediate Family Member” means any parent, spouse, sibling, lineal descendant or lineal descendant of a spouse, including any adoptive relationships.

13.  AMENDMENT OF REGISTRATION RIGHTS.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Purchasers who hold a majority of the Registrable Securities.  Unless a Purchaser otherwise agrees, each amendment hereto must similarly affect each Purchaser.  Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each Purchaser and the Company.

14.  [INTENTIONALLY OMITTED]

15.  EQUITABLE REMEDIES.  The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

16.  MISCELLANEOUS.

A.    A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

B.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (i) upon delivery to the party to be notified, (ii) when received by email or confirmed facsimile, or (iii) two (2) Business Days after deposit with a nationally recognized overnight carrier, specifying next Business Day delivery, with written verification of receipt.  All communications shall be sent to the Company and the Purchasers as follows or at such other addresses as the Company or the Purchasers may designate upon ten (10) days’ advance written notice to the other party:

If to the Company:

Aastrom Biosciences, Inc.
24 Frank Lloyd Wright Drive, P.O. Box 76
Ann Arbor, Michigan 48105
Attn:  Chief Executive Officer
Fax:  734-418-4410
Email:  tmayleben@aastrom.com

with a copy simultaneously transmitted by like means to:

Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
Attn:  Mitchell S. Bloom
Fax:  617-570-1055
Email:  mbloom@goodwinprocter.com

If to a Purchaser, at its address as set forth on the Schedule of Purchasers attached to the Securities Purchase Agreement.

C.    Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

D.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

E.    This Agreement, the Securities Purchase Agreement and the other Transaction Documents (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

F.     Subject to the requirements of Section 12 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

G.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

H.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

I.     Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

J.     All consents, approvals and other determinations to be made by the Purchasers pursuant to this Agreement shall be made by the Purchasers holding a majority of the Registrable Securities (determined as if all Shares then outstanding had been converted into or exercised for Registrable Securities) held by all Purchasers.

K.    Each party to this Agreement has participated in the negotiation and drafting of this Agreement.  As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

L.    For purposes of this Agreement, the term “Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close, and the term “Trading Day” means any day on which the Nasdaq Capital Market, or if the Common Stock is not then traded on the Nasdaq Capital Market the principal securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

M.           All Registrable Securities held or acquired by a Purchaser, any Purchaser Affiliates and such Purchaser’s or Purchaser Affiliate’s Immediate Family Members shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

AASTROM BIOSCIENCES, INC.

By:	/s/ Tim M. Mayleben
Name:	Tim M. Mayleben
Title:	President and CEO

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

PURCHASERS:

EASTERN CAPITAL LIMITED

By:	/s/ Mark VanDevelde
Name: Mark VanDevelde
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

Purchasers

Eastern Capital Limited,
a Cayman exempted corporation